     As filed with the Securities and Exchange Commission on March 27, 1998
                                                Registration No. 333-38033-04
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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                            POST-EFFECTIVE AMENDMENT NO. 4

                                     on Form S-8

                                          to

                                       Form S-4

                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933




                          NATIONAL SEMICONDUCTOR CORPORATION
                (Exact name of registrant as specified in its charter)


         DELAWARE                                                               95-2095071
(State or other jurisdiction of         2900 Semiconductor Drive              (I.R.S. Employer
incorporation or organization)              P.O. Box 58090                 Identification Number)
                                  Santa Clara, California 95052-8090
                             (Address of principal executive offices)
                Registrant's telephone number including area code: (408)721-5000

                            _____________________________


         CYRIX CORPORATION NON-DISCRETIONARY NON-EMPLOYEE DIRECTORS STOCK PLAN
                               (Full Title of the Plan)


                               JOHN M. CLARK III, Esq.
                        Senior Vice President, General Counsel
                                    and Secretary
                          NATIONAL SEMICONDUCTOR CORPORATION
                       2900 Semiconductor Drive, P.O. Box 58090
                              Santa Clara, CA 95052-8090
                                    (408)721-5000


            (Telephone number, including area code, of agent for service)

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

                               DEREGISTRATION OF SHARES

     Pursuant to Post Effective Amendment No. 2 on Form S-8 to Registration Statement No. 333-38033 on Form S-4 (the "Registration Statement"), National Semiconductor Corporation, a Delaware corporation (the "Company"), registered 56,719 shares of its Common Stock, $0.50 par value per share ("Common Stock"), issuable under the Cyrix Corporation Non-Discretionary Non-Employee Directors Stock Plan (the "Plan"). Upon the merger of Nova Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, into Cyrix Corporation, a Delaware corporation, outstanding options issued pursuant to the Plan became exercisable for shares of Company Common Stock. All options under the Plan have now expired and the Company hereby removes from registration under the Registration Statement 21,656 shares of Common Stock which remain unissued in connection with the Plan.

                               SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment on Form S-8 to the Registration Statement on Form S-4 (Registration No. 333-38033) and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Jose, California on March 27, 1998.

                         NATIONAL SEMICONDUCTOR CORPORATION

                              By          BRIAN L. HALLA*
                                   ---------------------------------
                                   Brian L. Halla
                                   Chairman of the Board, and Chief
                                   Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 4 on Form S-8 to the Registration Statement has been signed below by the following persons in the capacities indicated on March 27, 1998.

BRIAN L. HALLA*                       Chairman of the Board, President, Chief
--------------------------            Executive Officer and Director
(Brian L. Halla)                      (Principal Officer)

DONALD MACLEOD*                       Executive Vice President, Finance and
--------------------------            Chief Financial Officer (Principal
(Donald Macleod)                      Financial Officer)

RICHARD D. CROWLEY, JR.*              Vice President and Controller (Principal
--------------------------            Accounting Officer)
(Richard D. Crowley, Jr.)

GARY P. ARNOLD*                       Director
--------------------------
(Gary P. Arnold)

ROBERT BESHAR*                        Director
--------------------------
(Robert Beshar)

EDWARD R. McCRACKEN*                  Director
--------------------------
(Edward R. McCracken)

MODESTO A. MAIDIQUE*                  Director
--------------------------
(Modesto A. Maidique)

J. TRACY O'ROURKE*                    Director
--------------------------
(J. Tracy O'Rourke)

CHARLES E. SPORCK*                    Director
--------------------------
(Charles E. Sporck)

DONALD E. WEEDEN*                     Director
--------------------------
(Donald E. Weeden)

* By:    /s/ JOHN M. CLARK III
      ------------------------------
           John M. Clark III